Exhibit 32.1


                           1st NET TECHNOLOGIES, INC.

                             CERTIFICATE PURSUANT TO
                             18 U.S.C. SECTION 1350
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of 1st Net Technologies, Inc., Inc. (the "Company") on Form 10-QSB for the quarter ended June 30, 2003 as filed with the Securities and Exchange Commission (the "Report"), I, James H. Watson, Jr., Principal Executive Officer and Principal Accounting Officer of the Registrant certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 19, 2003

/s/ James H. Watson, Jr.
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James H. Watson, Jr.
Principal Executive Officer and Principal
Accounting Officer of the Registrant